111 CORCORAN FUNDS

                               Federated Investors
                            Federated Investors Tower
                       Pittsburgh, Pennsylvania 15222-3779

                                  July 15, 1997



EDGAR Operations Branch
Securities and Exchange Commission
Division of Investment Management
450 Fifth Street, Northwest
Washington, DC 20549

       RE:       Form 24f-2 for 111 CORCORAN FUNDS
                  1933 Act File No.: 33-45753
                  1940 Act File No.: 811-6561

Dear Sir or Madam:

         Pursuant to the provisions of Rule 24f-2 of the Investment Company Act of 1940, I enclose form 24f-2 for 111 CORCORAN FUNDS. This filing has been filed electronically via EDGAR.

         Since the aggregate sales price of securities sold exceeded the aggregate redemption proceeds of securities redeemed during the period for which form 24f-2 is filed, an additional filing fee in the amount of $31,313 pursuant to Rule 24f-2(c) has been FedDirect wire transferred to the U.S. Treasury Lockbox at Mellon Bank in Pittsburgh.

         As required by Rule 24f-2(b), a conformed opinion of counsel has been electronically filed herewith which indicates whether the securities, the registration of which this form makes definite in number, were legally issued, fully paid and non-assessable.

                                                        Very truly yours,



                                                        /s/ C. Grant Anderson
                                                        C. Grant Anderson
                                                        Assistant Secretary

Enclosures

cc:      Matthew G. Maloney, Esquire
         Linda L. Banas